UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 23, 2015)

ALCOA INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 Park Avenue, New York, New York 10022-4608

(Address of principal executive offices) (Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Alcoa Inc. (“Alcoa”) is registering 39,414,844 shares of its common stock, par value $1.00 per share, under Alcoa’s registration statement on Form S-3 (File No. 333-197371) (the “Registration Statement”), as supplemented by a prospectus supplement, dated as of July 23, 2015, filed with the Securities and Exchange Commission on July 23, 2015. The shares are issuable to (i) certain former employees of RTI International Metals, Inc. (“RTI”) upon the exercise of certain options issued by RTI under RTI’s 2014 Stock and Incentive Plan, as amended (the “2014 Plan”) and RTI’s 2004 Stock Plan, as amended (the “2004 Plan” and together with the 2014 Plan, the “Plans”) and (ii) holders of RTI’s 3.000% Convertible Senior Notes due 2015 and 1.625% Convertible Senior Notes due 2019 upon conversion thereof.

Attached hereto and incorporated by reference into the Registration Statement are copies of the Plans and the opinion of Thomas F. Seligson, Esq., Counsel of Alcoa.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this report:

4(a)	RTI International Metals, Inc. 2014 Stock and Incentive Plan.

4(b)	RTI International Metals, Inc. 2004 Stock Plan.

5	Opinion of Thomas F. Seligson, Esq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2015

ALCOA INC.

By:	/s/ Max Laun
	Name:	Max Laun
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4(a)	RTI International Metals, Inc. 2014 Stock and Incentive Plan.

4(b)	RTI International Metals, Inc. 2004 Stock Plan.

5	Opinion of Thomas F. Seligson, Esq.